UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 26, 2005 (May 20, 2005)

LOUDEYE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 Rainier Avenue South Seattle, Washington	98144

(Address of Principal Executive Offices)	Zip Code

(206) 832-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

2005 Incentive Award Plan

     General

     On May 20, 2005, Loudeye’s stockholders approved the Loudeye Corp. 2005 Incentive Award Plan (the “2005 Plan”) for members of the Board of Directors (the “Board”), employees and consultants of Loudeye and its subsidiaries. The 2005 Plan had been previously approved by the Board.

     The 2005 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards to eligible individuals. A summary of the principal provisions of the 2005 Plan is set forth below. The summary is qualified by reference to the full text of the 2005 Plan, which is attached as an exhibit to this current report on Form 8-K.

     Administration

     The 2005 Plan will be administered by the Compensation Committee of the Board. The Compensation Committee may delegate to a committee of one or more members of the Board the authority to grant or amend awards to participants other than senior executives of Loudeye who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or employees who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”). The Compensation Committee will include at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Exchange Act, and an “outside director” pursuant to Section 162(m) of the Code.

     The Compensation Committee will have the exclusive authority to administer the 2005 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Compensation Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

     Eligibility

     Persons eligible to participate in the 2005 Plan include all members of the Board, currently comprised of four persons, approximately 190 employees, and approximately ten consultants of Loudeye and its subsidiaries, as determined by the Compensation Committee.

     Limitation on Awards and Shares Available

     An aggregate of 10,000,000 shares of Common Stock, plus an annual increase on the first day of each fiscal year of Loudeye beginning in 2006 equal to the lesser of (i) 5,000,000 shares, (ii) two percent (2%) of the shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as the Board shall determine, is available for grant pursuant to the 2005 Plan. The payment of dividend equivalents in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2005 Plan. The shares of Common Stock covered by the 2005 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2005 Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation may be used for grants under the 2005 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by Loudeye or any of its subsidiaries will not be counted against the shares available for issuance under the 2005 Plan.

     The maximum number of shares of Stock that may be subject to one or more awards to a participant pursuant to the 2005 Plan during any calendar-year period is 2,500,000.

     Awards

     The 2005 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards.

     Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2005 Plan. The option exercise price of all stock options granted pursuant to the 2005 Plan will not be less than 100% of the fair market value of the Stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event after the tenth anniversary date of grant, provided that a vested nonqualified stock option may be exercised up to 12 months after the optionee’s death. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

     Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of Common Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Compensation Committee in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof) or other property acceptable to the Compensation Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to Loudeye in satisfaction of the option exercise price, provided that payment of such proceeds is then made to Loudeye upon settlement of such sale). However, no participant who is a member of the Board or an “executive officer” of Loudeye within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

     Restricted stock may be granted pursuant to the 2005 Plan. A restricted stock award is the grant of shares of Stock at a price determined by the Compensation Committee (including zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

     A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR.

     The other types of awards that may be granted under the 2005 Plan include performance shares, performance stock units, dividend equivalents, deferred stock, restricted stock units, and other stock-based awards.

     The Compensation Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Compensation Committee for the period are satisfied.

     Changes in Capital Structure

     In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of assets or any other corporate event affecting the Common Stock or the share price of the Common Stock affects the Common Stock in a manner that causes dilution or enlargement of benefits or potential benefits under the 2005 Plan, then the Compensation Committee may make proportionate adjustments to:

•	the aggregate number of, and types of, shares of Common Stock subject to the 2005 Plan;

•	the terms and conditions of any outstanding awards (including any applicable performance targets); and

•	the grant or exercise price for any outstanding awards.

     In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting Loudeye or of changes in applicable laws, the Compensation Committee, may, subject to the terms of the 2005 Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2005 Plan or with respect to any award:

•	provide for either the termination, purchase or replacement of the awards;

•	provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

•	make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding awards which may be granted in the future;

•	provide for the acceleration of vesting or exercisability of the awards; and

•	provide that the awards cannot vest or be exercised after the event that triggers the action.

     If a Change in Control (as defined in the 2005 Plan) occurs, the vesting and exercisability of each award outstanding under the 2005 Plan shall automatically be accelerated to the extent of 25% of the shares then unvested and any repurchase right of Loudeye with respect to shares previously issued upon exercise of an award shall lapse as to 25% of the shares then subject to such repurchase right (with such vesting, exercisability and/or repurchase right thereafter continuing on the schedule set forth in the applicable award agreement) and each such outstanding award shall be assumed or replaced with equivalent award by the successor corporation. If the successor corporation does not agree to assume the award or replace it with an equivalent award, then the vesting and exercisability of each outstanding award shall instead accelerate in full, with such awards becoming vested and exercisable as to 100% of underlying shares and any repurchase right of Loudeye applicable to shares previously issued upon exercise of an award lapsing as to 100% of the underlying shares. Any acceleration shall occur effective immediately prior to consummation of the Change of Control upon such conditions as the administrator shall determine. To the extent that an award is not exercised prior to consummation of a Change of Control transaction in which the award is not being assumed or replaced with an equivalent award by the successor corporation, the award shall terminate upon such consummation.

     Amendment and Termination

     The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the 2005 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2005 Plan, to permit the Compensation Committee to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2005 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

     In no event may an award be granted pursuant to the 2005 Plan on or after May 20, 2015.

     Federal Income Tax Consequences

     With respect to nonqualified stock options, Loudeye is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and Loudeye will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

     The current federal income tax consequences of other awards authorized under the 2005 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, Loudeye will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

     Section 162(m) Limitation

     In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under nonqualified plans) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation.” Under Section 162(m), stock options and SARs will satisfy the “performance-based compensation” exception if the awards of the options or SARs are made by a committee of the Board of Directors consisting solely of two or more “outside directors,” the plan sets the maximum number of shares that can be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option or SAR exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as “performance-based compensation” if such awards are granted or payable only to the recipients based upon the attainment of objectively determinable and pre-established performance targets established by a qualifying committee of the Board and related to performance goals approved by Loudeye’s stockholders.

     The 2005 Plan has been designed in order to permit the Compensation Committee to grant stock options and SARs that will qualify as “performance-based compensation” under Section 162(m). In addition, in order to permit Awards other than stock options and SARs to qualify as “performance-based compensation,” the 2005 Plan allows the Compensation Committee to designate as “Section 162(m) Participants” some employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m). The Compensation Committee may grant awards to Section 162(m) Participants that vest or become exercisable upon the attainment of specific performance targets that are related to one or more of the performance goals set forth in the 2005 Plan. Loudeye’s stockholders holders are also being asked in this proposal to approve the performance goals established in the 2005 Plan.

     As set forth in the 2005 Plan, the pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, pro forma financial performance, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, employee turnover, employee satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Compensation Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On May 23, 2005, Loudeye Corp. filed a certificate of amendment of amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of common stock, par value $0.001 per share, from 150,000,000 to 250,000,000. This increase was approved by Loudeye’s board of directors in March 2004 and by Loudeye’s stockholders on May 20, 2005.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Exhibits.

2.1	Certificate of amendment of amended and restated certificate of incorporation as filed with the Secretary of State of the State of Delaware on May 23, 2005

10.1	2005 Incentive Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.
Dated: May 26, 2005	By:	/s/ Ronald M. Stevens
Ronald M. Stevens
Chief Financial Officer and Chief Operating Officer